SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  December 7, 2001


                            HERSHA HOSPITALITY TRUST
             (Exact name of registrant as specified in its charter)


          Maryland                     005-55249                 251811499
(State or other jurisdiction     (Commission File No.)        I.R.S. Employer
      of incorporation)                                     (Identification No.)


                            148 Sheraton Drive, Box A
                       New Cumberland, Pennsylvania  17070
                    (Address of principal executive offices)


                                 (717) 770-2405
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)

ITEM  5.     OTHER  EVENTS

     Hersha Hospitality Trust is filing this Current Report on Form 8-K to describe various material risk factors that may affect our business, financial condition and operations.

     Some of the information you will find in our Securities Exchange Act of 1934 filings and our prospectuses or any prospectus supplements may contain "forward-looking" statements. Also, documents subsequently filed by us with the Securities and Exchange Commission may contain similar forward-looking statements. You can identify these types of statements by their use of forward-looking words such as "may," "will," "should," "could," "plans," "intends," "expects," "anticipates," "estimates," "projects," "continues" or other similar words. These types of statements discuss future events or expectations or contain projections or estimates.

     When considering these forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual financial and operating results to differ materially and adversely from those contained in or implied by any forward-looking statement.

     The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge periodically. Many things can happen that can cause our actual financial and operating results to be very different than those described by us in our SEC filings. Any statements made by us that are not historical facts should be considered to be forward-looking statements. We make no promise to update any of our forward-looking statements, or to publicly release the results if we revise any of them.

                                  RISK FACTORS

RISKS RELATING TO OUR BUSINESS, STRUCTURE, GROWTH STRATEGY AND COMPANY

     AS A REIT WE ARE UNABLE TO OPERATE THE HOTELS AND WILL NOT HAVE DIRECT CONTROL OF OUR STRATEGIC DECISIONS.

     As a result of our status as a REIT, we are not and will not be able to operate our hotels. We are not and will not be able to make and implement strategic business decisions with respect to our hotels, such as decisions with respect to the repositioning of a franchise, repositioning of food and beverage operations and other similar decisions, even if such decisions are in the best interests of a particular hotel. Accordingly, there can be no assurance that our lessees will operate our hotels in a manner that is in our best interests.

     DEPENDENCE ON OUR LESSEES FOR RENT MAY IMPACT DISTRIBUTIONS TO
     SHAREHOLDERS.

     We rely on our lessees to make rent payments in order to make distributions to shareholders. Our lessees' obligations under the percentage leases, including the obligation to make rent payments, are unsecured. Reductions in revenues from our hotels or in the net operating income of our lessees may adversely affect the ability of our lessees to make these rent payments and thus our ability to make anticipated distributions to our shareholders. Although failure on the part of our lessees to comply materially with the terms of a percentage lease would give us the right to terminate any or all of their percentage leases with that lessee, to repossess the applicable hotels and to enforce the payment obligations under the percentage leases, we then would be required to find another lessee. There can be no assurance that we would be able to find another lessee or that, if another lessee were found, we would be able to enter into a lease on favorable terms.


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
     INDEBTEDNESS CAN REDUCE CASH AVAILABLE FOR DISTRIBUTION AND CAUSE LOSSES.

     Although our policy is to limit consolidated indebtedness to less than 67% of the total purchase prices paid by us for the hotels in which we have invested, our Declaration of Trust does not limit the amount of indebtedness we may incur. Debt, whether with recourse to us generally or only with respect to a particular property, creates an opportunity for increased net income, but at the same time creates risks. For example, variable rate debt can reduce the cash available for distribution to shareholders in periods of rising interest rates. We incur debt only when we believe it will enhance our risk-adjusted returns. However, we cannot be sure that our use of leverage will prove to be beneficial. At September 30, 2001, we had debt outstanding of $61.9 million. We may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Some of these additional borrowings may be secured by our hotels. There can be no assurance that we will be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our hotels to foreclosure.

     WE FACE RISKS ASSOCIATED WITH THE USE OF DEBT, INCLUDING REFINANCING RISK.

     We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that a portion of the principal of our debt will not be paid prior to maturity. Therefore, we will likely need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt. If principal payments due at maturity cannot be refinanced, extended or repaid with proceeds from other sources, such as new equity capital or sales of properties, our cash flow may not be sufficient to repay all maturing debt in years when significant "balloon" payments come due.

     CONFLICTS OF INTEREST MAY HAVE LED TO THE PERCENTAGE LEASES, CONTRIBUTION AGREEMENTS, THE ADMINISTRATIVE SERVICES AGREEMENT AND THE OPTION AGREEMENT NOT HAVING BEEN NEGOTIATED ON AN ARM'S-LENGTH BASIS.

     Some of our trustees and executive officers had ownership interests in entities from which we have purchased hotels and in Hersha Hospitality Management, L.P., one of our lessees, at the time we entered into leases. Consequently, the terms of the percentage leases, the contribution agreements pursuant to which we and our partnership acquired some of our hotels, the Administrative Services Agreement and the Option Agreement between the partnership and some of the trustees and executive officers may not have been negotiated on an arm's-length basis, which may have resulted in agreements that are not in the best interest of all our shareholders.

     CONFLICTS OF INTEREST WITH OTHER ENTITIES MAY RESULT IN DECISIONS THAT DO NOT REFLECT OUR BEST INTERESTS.

     Some of our trustees, executive officers and their affiliates have ownership interests in and/or positions with our operating partnership, HHMLP and us. Conflicts of interest may arise in regards to the ongoing lease, acquisition, disposition and operation of our hotels including, but not limited to, the percentage leases and enforcement of the contribution agreements, the Administrative Services Agreement and Option Agreement. Consequently, the interests of shareholders may not be reflected fully in all decisions made or actions taken by our officers and trustees.


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
     CONFLICTS OF INTEREST RELATING TO SALES OR REFINANCING OF HOTELS ACQUIRED FROM SOME OF OUR INSIDER TRUSTEES AND SOME OF OUR EXECUTIVE OFFICERS MAY LEAD TO DECISIONS THAT ARE NOT IN OUR BEST INTEREST.

     Some of our trustees and executive officers have unrealized gains associated with their interests in the hotels acquired by us from them and, as a result, any sale of the these hotels or refinancing or prepayment of principal on the indebtedness assumed in purchasing these hotels by us may cause adverse tax consequences to some of our trustees and executive officers. Therefore, our interests and the interests of these individuals may be different in connection with the disposition or refinancing of these hotels.

     ADJUSTMENTS TO THE PURCHASE PRICE TO OUR HOTELS MAY LEAD TO SUBSTANTIAL SHAREHOLDER DILUTION.

     In the event that any of the purchase prices of the newly-renovated hotels or the newly-developed hotels are increased on an adjustment date, owners of the priority common shares at such time will experience dilution.

     OUR ACQUISITIONS MAY NOT PERFORM UP TO THE LEVEL FORECASTED, WHICH MAY HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS, AND WE MAY NOT BE ABLE TO MAKE THE DISTRIBUTIONS REQUIRED TO MAINTAIN OUR REIT STATUS.

     We intend to pursue acquisitions of additional hotel properties. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. We anticipate that acquisitions will largely be financed through externally generated funds such as borrowings under credit facilities and other secured and unsecured debt financing and from issuances of equity securities. Because we must distribute at least 90% of our taxable income to maintain our qualification as a REIT, our ability to rely upon income from operations or cash flow from operations to finance our growth and acquisition activities will be limited. Accordingly, were we unable to obtain funds from borrowings or the capital markets to finance our growth and acquisition activities, our ability to grow could be curtailed, amounts available for distribution to shareholders could be adversely affected and we could be required to reduce distributions.

     NEED FOR CERTAIN CONSENTS FROM THE LIMITED PARTNERS MAY NOT RESULT IN DECISIONS ADVANTAGEOUS TO SHAREHOLDERS.

     Under our operating partnership's amended and restated partnership agreement, the holders of at least two-thirds of the interests in the partnership must approve a sale of all or substantially all of the assets of the partnership or a merger or consolidation of the partnership, provided, however, that such approval shall no longer be required if we fail to pay a distribution of $0.72 per share to the holders of the priority common shares for any 12-month period. As of December 1, 2001, some of our trustees, executive officers and their affiliates own approximately a [69%] interest in the partnership and thus hold veto power over such extraordinary transactions, which could result in the disapproval of a transaction that would be beneficial to our shareholders.

     OUR OWNERSHIP LIMITATION MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES.

     To qualify as a REIT under the Code, no more than 50% of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of each taxable year. To preserve our REIT qualification, our Declaration of Trust generally prohibits direct or indirect ownership of more than 9.9% of the number of outstanding shares of any class of our securities, including the priority common shares, by any person. Generally, priority common shares owned by affiliated owners will be aggregated for purposes of the ownership limitation. The ownership limitation could have the effect of delaying, deferring or preventing a change in control or other transaction in which holders of some, or a majority, of priority common shares might receive a premium for their priority common shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

     THE BANKRUPTCY OF GUARANTORS OF THE INDEBTEDNESS RELATING TO SOME OF OUR HOTELS COULD TRIGGER A DEFAULT UNDER OUR LOAN DOCUMENTS.

     Mr. Hasu P. Shah, chairman of our Board of Trustees, and some of the limited partnerships that hold the hotels acquired by us guarantee the indebtedness of four of our hotels. The bankruptcy of any of the guarantors would constitute a default under the related loan documents, and such default would cause some or all of the assumed indebtedness to become immediately due and payable. In the event that the lender accelerates the payment, such acceleration could adversely affect our cash available for distribution. If we are unable to make such payment, we may be forced to sell the hotels that serve as collateral for the indebtedness in order to make such payment.

     ACQUISITION OF HOTELS WITH LIMITED OPERATING HISTORY MAY NOT ACHIEVE FORECASTED RESULTS.

     Newly-developed or newly-renovated hotels do not have the operating history that would allow our management to make objective pricing decisions in acquiring these hotels (including hotels which may be acquired from certain of our executive officers, trustees and their affiliates). The purchase prices of these hotels are based upon projections by management as to the expected operating results of such hotels, subjecting us to risks that such hotels may not achieve anticipated operating results or may not achieve these results within anticipated time frames. As a result, the lessees may not generate enough net operating income from these hotels to make the fixed rent payments or, after the adjustment date, to make the base rent payments. In addition, after the adjustment date, room revenues may be less than that required to provide us with our anticipated return on investment under the percentage leases. In either case, the amounts available for distribution to our shareholders could be reduced.

     THE DECLARATION OF TRUST CONTAINS A PROVISION THAT CREATES STAGGERED TERMS FOR OUR BOARD OF TRUSTEES.

     Our Board of Trustees is divided into two classes. The terms of the first and second classes expire in 2002 and 2003, respectively. Trustees of each class are elected for two-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The staggered terms of trustees may delay, defer or prevent a tender offer, a change in control of us or other transaction, even though such a transaction might be in the best interest of the shareholders.


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
     OUR LIMITED OPERATING HISTORY DOES NOT INDICATE FUTURE RESULTS.

     We became a public reporting company in early 1999 and have a limited operating history. Because of this limited history, investors should be especially cautious before drawing conclusions about our future performance. Our past performance is not necessarily indicative of future results.

     WE OWN A LIMITED NUMBER OF HOTELS AND SIGNIFICANT ADVERSE CHANGES AT ONE MAY IMPACT OUR LESSEES' ABILITY TO PAY RENT AND OUR ABILITY TO MAKE DISTRIBUTIONS TO SHAREHOLDERS.

     We own only eighteen hotels. Significant adverse changes in the operations of any hotel could have a material adverse effect on our lessees' ability to make rent payments and, accordingly, on our ability to make expected distributions to our shareholders.

     WE MAY BE UNABLE TO ACQUIRE OR MAY BE DELAYED IN ACQUIRING PROPERTIES WITH THE PROCEEDS OF THE OFFERING.

     We currently have no specific properties under contract for acquisition and we may be unable to acquire or may be delayed in acquiring appropriate properties with the proceeds of the offering that will generate returns consistent with our historical returns on our other hotels. Pending the use of the net proceeds to acquire properties, we intend to use the net proceeds to reduce outstanding indebtedness, fund renovations on, capital improvements to or pay leasing costs in connection with our existing properties and make investments in short-term income producing securities. Reducing outstanding indebtedness and making short-term investments generally will provide us with a lower rate of return than investing in income producing real estate. As a result, our inability to acquire, or delays in acquiring, appropriate properties may likely dilute the amount of cash available per share for distributions to our shareholders.

     MARYLAND BUSINESS COMBINATION LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US.

     Under the Maryland General Corporation Law, as amended (MGCL), as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate thereof are prohibited for five years after the most recent date on which this shareholder acquired at least ten percent of the voting power of the trust's shares. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its common shares. These provisions could delay, defer or prevent a transaction or change of control of our company in which our shareholders might otherwise receive a premium for their shares above then-current market prices or might otherwise deem to be in their best interests. Some of our trustees, executive officers and their affiliates may control a sufficient percentage of the voting power to block a proposal respecting a business combination under these provisions.

     THE BOARD OF TRUSTEES MAY CHANGE OUR INVESTMENT AND OPERATIONAL POLICIES WITHOUT A VOTE OF THE PRIORITY COMMON SHAREHOLDERS.

     Our major policies, including our policies with respect to acquisitions, financing, growth, operations, debt limitation and distributions, are determined by the trustees. The trustees may amend or revise these and other policies from


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
time to time without a vote of the holders of the priority common shares. Although four of the trustees currently are independent trustees, our Declaration of Trust only requires three of our trustees to be independent. Consequently, in the future a majority of the Board of Trustees may not be independent and thus such policies could be changed by the non-independent trustees. Investment and operational policy changes could adversely affect the market price of our priority common shares and our ability to make distributions to our shareholders. Under the Declaration of Trust, we cannot change our policy of seeking to maintain our qualification as a REIT without the approval of the holders of two-thirds of the outstanding priority common shares.

     WE FOCUS ON ACQUIRING HOTELS OPERATING UNDER A LIMITED NUMBER OF FRANCHISE BRANDS, WHICH CREATES GREATER RISK AS THE INVESTMENTS ARE MORE CONCENTRATED.

     We intend to place particular emphasis in our acquisition strategy on hotels similar to our current hotels. We invest in select franchises and therefore will be subject to risks inherent in concentrating investments in a particular franchise brand, which could have an adverse effect on our lease revenues and amounts available for distribution to shareholders. These risks include, among others, the risk of a reduction in hotel revenues following any adverse publicity related to a specific franchise brand.

     MANY OF OUR HOTELS ARE LOCATED IN PENNSYLVANIA, WHICH MAY INCREASE THE EFFECT OF ANY LOCAL ECONOMIC CONDITIONS.

     Thirteen of our eighteen hotels are located in Pennsylvania. As a result, localized adverse events or conditions, such as an economic recession, could have a significant adverse effect on the operations of our hotels, and ultimately on the amounts available for distribution to shareholders.

     COMPETING HOTELS OWNED OR ACQUIRED BY SOME OF OUR TRUSTEES, EXECUTIVE OFFICERS AND THEIR AFFILIATES MAY HINDER THESE INDIVIDUALS FROM SPENDING ADEQUATE TIME ON OUR BUSINESS.

     Some of our trustees, executive officers and their affiliates own hotels and may develop or acquire new hotels, subject to certain limitations. Such ownership, development or acquisition activities may materially affect the amount of time these officers and trustees have to devote to our affairs. Some of our trustees, executive officers and their affiliates operate hotels that are not owned by us, which may materially affect the amount of time that they devote to managing our hotels.

     In addition, there may be conflicting demands on Mr. Shah caused by his overlapping management of us and Hersha Enterprises Ltd. Hersha Enterprises Ltd. owns and operates properties other than our hotels, and Mr. Shah, who serves as our Chairman of the Board and Chief Executive Officer and President of Hersha Enterprises, Ltd., may experience a conflict in allocating his time between these entities.

     WE DEPEND ON KEY PERSONNEL.

     We depend on the services of our existing senior management to carry out our business and investment strategies. As we expand, we will continue to need to attract and retain qualified additional senior management. The loss of the services of any of our key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.


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
     WE FACE INCREASING COMPETITION FOR THE ACQUISITION OF HOTEL PROPERTIES AND OTHER ASSETS, WHICH MAY IMPEDE OUR ABILITY TO MAKE FUTURE ACQUISITIONS OR MAY INCREASE THE COST OF THESE ACQUISITIONS.

     We face competition for investment opportunities in mid-scale hotels from entities organized for purposes substantially similar to our objectives, as well as other purchasers of hotels. We compete for such investment opportunities with entities that have substantially greater financial resources than we do, including access to capital or better relationships with franchisors, sellers or lenders. Our policy is to limit consolidated indebtedness to less than 67% of the total purchase prices paid by us for the hotels in which we have invested. Because of the amount of our indebtedness, the success of our acquisition strategy will depend primarily on our ability to access additional capital through issuances of equity securities. Our competitors may generally be able to accept more risk than we can manage prudently and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to us and increase the bargaining power of property owners seeking to sell.

     WE RELY ON TRUSTEES AND MANAGEMENT TO MAKE DECISIONS ON OUR BEHALF.

     Common shareholders have no right or power to take part in our management except through the exercise of voting rights on certain specified matters. The Board of Trustees is responsible for our management and strategic business direction. The policies of the Board of Trustees may not coincide with the immediate best interests of shareholders.

     POSSIBLE ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE SALE ON PRICE OF PRIORITY COMMON SHARES.

     After termination of the priority period, any outstanding Class B Common Shares automatically will be converted into Priority Class A Common Shares on a one-for-one basis. Sales of a substantial number of priority common shares or Class B Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the priority common shares. As of December 1, 2001, there are [5,094,851] outstanding operating partnership units. These units currently are convertible into Class B Common Shares. Upon the redemption of operating partnership units, the Class B Common Shares or priority common shares received therefore may be sold in the public market pursuant to shelf registration statements that we are obligated to file on behalf of the limited partners of our operating partnership, or pursuant to any available exemptions from registration.

     WE ARE THE GENERAL PARTNER OF OUR OPERATING PARTNERSHIP AND MAY BECOME LIABLE FOR THE DEBTS AND OTHER OBLIGATIONS OF THIS PARTNERSHIP BEYOND THE AMOUNT OF OUR INVESTMENT.

     We are the general partner of our operating partnership, Hersha Hospitality Limited Partnership, and own approximately a 31% interest. As a general partner, we are liable for the partnership's debts and other obligations. If this partnership is unable to pay its debts and other obligations, as general partner, we will be liable for such debts and other obligations beyond the amount of our investment in this partnership, including unforeseen contingent liabilities.

     OUR BOARD OF TRUSTEES MAY ISSUE ADDITIONAL SHARES THAT MAY CAUSE DILUTION.

     Our Declaration of Trust authorizes the Board of Trustees, without shareholder approval, to:


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
     (i) amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that we have the authority to issue,

     (ii) cause us to issue additional authorized but unissued priority common shares, Class B common shares or preferred shares and

     (iii) classify or reclassify any unissued common or preferred shares and to set the preferences, rights and other terms of such classified or reclassified shares, including the issuance of additional priority common shares or preferred shares that have preference rights over the priority common shares with respect to dividends, liquidation, voting and other matters.

     Future equity offerings may cause the purchasers of the priority common shares sold in this offering to experience further dilution.

     OUR BOARD OF TRUSTEES MAY ISSUE PREFERRED SHARES WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US.

     Our Board of Trustees can establish one or more series of preferred shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the us that might involve a premium price for the priority common shares or otherwise not be in the best interest of holders of priority common shares.

TAX  RISKS

     IF WE FAIL TO QUALIFY AS A REIT, OUR DIVIDENDS WILL NOT BE DEDUCTIBLE TO US, AND OUR INCOME WILL BE SUBJECT TO TAXATION.

     We have and intend to continue to operate so as to qualify as a REIT for federal income tax purposes. Our continued qualification as a REIT will depend on our continuing ability to meet various requirements concerning, among other things, the ownership of our outstanding shares of beneficial interest, the nature of our assets, the sources of our income, and the amount of our distributions to our shareholders. If we were to fail to qualify as a REIT in any taxable year, we would not be allowed a deduction for distributions to our shareholders in computing our taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, amounts available for distribution to shareholders would be reduced for each of the years involved. Although we currently intend to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the trustees, with the consent of two-thirds of the shareholders, to revoke the REIT election.

     FAILURE TO MAKE REQUIRED DISTRIBUTIONS WOULD SUBJECT US TO TAX.

     In order to qualify as a REIT, each year we must distribute to our shareholders at least 90% (95% for taxable years before 2001) of our taxable income, other than any net capital gain. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income.


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In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of:

     -    85% of our ordinary income for that year;

     -    95% of our capital gain net income for that year; and

     -    100% of our undistributed taxable income from prior years.

     We have paid out, and intend to continue to pay out, our income to our shareholders in a manner intended to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% tax in a particular year. In the past we have borrowed, and in the future we may borrow, to pay distributions to our shareholders and the limited partners of our operating partnership. Such borrowings subject us to risks from borrowing as described herein.

HOTEL  INDUSTRY  RISKS

     THE VALUE OF OUR HOTELS DEPENDS ON CONDITIONS BEYOND OUR CONTROL.

     Our hotels are subject to varying degrees of risk generally incident to the ownership of hotels. The underlying value of our hotels, our income and ability to make distributions to our shareholders are dependent upon the ability of our lessees to operate the hotels in a manner sufficient to maintain or increase revenues in excess of operating expenses to enable our lessees to make rent payments. Hotel revenues may be adversely affected by adverse changes in national economic conditions, adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other hotels, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of terrorism, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors that are beyond our control. In particular, general and local economic conditions may be adversely affected by the recent terrorist incidents in New York and Washington, D.C. Our management is unable to determine the long-term impact, if any, of these incidents or of any acts war or terrorism in the United States or worldwide, on the U.S. economy, on us or our hotels or on the market price of our priority common shares.

     OUR HOTELS ARE SUBJECT TO GENERAL HOTEL INDUSTRY OPERATING RISKS, WHICH MAY IMPACT LESSEES' ABILITY TO MAKE RENT PAYMENTS AND ON OUR ABILITY TO MAKE DISTRIBUTIONS TO SHAREHOLDERS.

     Our hotels are subject to all operating risks common to the hotel industry. The hotel industry has experienced volatility in the past, as have our hotels, and there can be no assurance that such volatility will not occur in the future. These risks include, among other things, competition from other hotels; over-building in the hotel industry that could adversely affect hotel revenues; increases in operating costs due to inflation and other factors, which may not be offset by increased room rates; reduction in business and commercial travel and tourism; strikes and other labor disturbances of hotel employees; increases in energy costs and other expenses of travel; adverse effects of general and local economic conditions; and adverse political conditions. These factors could reduce revenues of the hotels and adversely affect the lessees' ability to make rent payments, and therefore, our ability to make distributions to our shareholders.

     COMPETITION FOR GUESTS IS HIGHLY COMPETITIVE.

     The hotel industry is highly competitive. Our hotels compete with other existing and new hotels in their geographic markets. Many of our competitors have substantially greater marketing and financial resources than we do. If their marketing strategies are effective, our lessees may be unable to make rent payments and we may be unable to make distributions to our shareholders.

     OUR INVESTMENTS ARE CONCENTRATED IN A SINGLE INDUSTRY.

     Our current business strategy is to own and acquire hotels primarily in the mid-scale segment of the hotel industry. We are subject to risks inherent in concentrating investments in a single industry and in a specific market segment within that industry. The adverse effect on rent under the percentage leases and amounts available for distribution to shareholders resulting from a downturn in the hotel industry in general or the mid-scale segment in particular could be more pronounced than if we had diversified our investments outside of the hotel industry or in additional hotel market segments.

     THE HOTEL INDUSTRY IS SEASONAL IN NATURE.

     The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. Our hotels' operations historically reflect this trend. We believe that we will be able to make distributions necessary to maintain REIT status through cash flow from operations; but if we are unable to do so, we may not be able to make the necessary distributions or we may have to generate cash by a sale of assets, increasing indebtedness or sales of securities to make the distributions.

     RISKS OF OPERATING HOTELS UNDER FRANCHISE LICENSES, WHICH MAY BE TERMINATED OR NOT RENEWED, MAY IMPACT OUR LESSEES' ABILITY TO MAKE RENT PAYMENTS AND OUR ABILITY TO MAKE DISTRIBUTIONS TO SHAREHOLDERS.

     The continuation of the franchise licenses is subject to specified operating standards and other terms and conditions. All of the franchisors of our hotels periodically inspect our hotels to confirm adherence to their operating standards. The failure of our partnership or our lessees to maintain such standards or to adhere to such other terms and conditions could result in the loss or cancellation of the applicable franchise license. It is possible that a franchisor could condition the continuation of a franchise license on the completion of capital improvements that the trustees determine are too expensive or otherwise not economically feasible in light of general economic conditions, the operating results or prospects of the affected hotel. In that event, the trustees may elect to allow the franchise license to lapse or be terminated.

     There can be no assurance that a franchisor will renew a franchise license at each option period. If a franchisor terminates a franchise license, we, our partnership and our lessees may be unable to obtain a suitable replacement franchise, or to successfully operate the hotel independent of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the related hotel because of the loss of associated name recognition, marketing support and centralized


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reservation systems provided by the franchisor. Although the percentage leases require our lessees to maintain the franchise licenses for each hotel, our lessees' loss of a franchise license for one or more of the hotels could have a material adverse effect on our partnership's revenues and our amounts available for distribution to shareholders.

     OPERATING COSTS AND CAPITAL EXPENDITURES FOR HOTEL RENOVATION MAY BE GREATER THAN FORECASTED AND MAY ADVERSELY IMPACT RENT PAYMENTS BY OUR LESSEES' AND OUR ABILITY TO MAKE DISTRIBUTIONS TO SHAREHOLDERS.

     Hotels generally have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement of furniture, fixtures and equipment. Under the terms of the leases, we are obligated to pay the cost of expenditures for items that are classified as capital items under generally accepted accounting principles that are necessary for the continued operation of our hotels. If these expenses exceed our estimate, the additional cost could have an adverse effect on amounts available for distribution to shareholders. In addition, we may acquire hotels in the future that require significant renovation. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from hotels.

     THE MARKET VALUE OF OUR PRIORITY COMMON SHARES COULD DECREASE BASED ON OUR PERFORMANCE AND MARKET PERCEPTION AND CONDITIONS.

     The market value of our priority common shares may be based primarily upon the market's perception of our growth potential and current and future cash dividends, and may be secondarily based upon the real estate market value of our underlying assets. The market price of our priority common shares is influenced by the dividend on our priority common shares relative to market interest rates. Rising interest rates may lead potential buyers of our priority common shares to expect a higher dividend rate, which would adversely affect the market price of our priority common shares. In addition, rising interest rates would result in increased interest expense on variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

REAL  ESTATE  INVESTMENT  RISKS

     ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD SIGNIFICANTLY IMPEDE OUR ABILITY TO RESPOND TO ADVERSE CHANGES IN THE PERFORMANCE OF OUR PROPERTIES AND HARM OUR FINANCIAL CONDITION.

     Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of our hotels will not decrease in the future.

     IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF OUR INSURANCE COVERAGE LIMITS, WE COULD LOSE INVESTMENT CAPITAL AND ANTICIPATED PROFITS.

     Each lease specifies comprehensive insurance to be maintained on each of the our hotels, including liability and fire and extended coverage in amounts sufficient to permit the replacement of the hotel in the event of a total loss, subject to applicable deductibles. Leases for hotels subsequently acquired by us will contain similar provisions. However, there are certain types of losses,


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generally of a catastrophic nature, such as earthquakes, floods, hurricanes and acts of terrorism, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it impracticable to use insurance proceeds to replace the applicable hotel after such applicable hotel has been damaged or destroyed. Under such circumstances, the insurance proceeds received by us might not be adequate to restore our economic position with respect to the applicable hotel. If any of these or similar events occur, it may reduce the return from the attached property and the value of our investment.

     REITS ARE SUBJECT TO PROPERTY TAXES.

     Each hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which we invest may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our ability to make expected distributions to our shareholders could be adversely affected.

     ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR RESULTS.

     Operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect amounts available for distribution to shareholders. Phase I environmental assessments have been obtained on all of our hotels. The Phase I environmental assessment reports have not revealed any environmental contamination that we believe would have a material adverse effect on our business, assets, results of operations or liquidity, nor are we aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which we are unaware.

     COST ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND OPERATING RESULTS.

     Under the Americans with Disabilities Act of 1993 (ADA), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While we believe that our hotels are substantially in compliance with these requirements, a determination that we are not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the hotels, including changes to building codes and fire and life-safety codes, may occur. If we were required to make substantial modifications at the hotels to comply with the ADA or other changes in governmental rules and regulations, our ability to make expected distributions to our shareholders could be adversely affected.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HERSHA HOSPITALITY TRUST

Date:   December 7, 2001                        By:  Hasu  P.  Shah
                                                     --------------
                                                Hasu  P.  Shah
                                                Chief Executive Officer



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